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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

We consent to the incorporation by reference in this registration statement of CommNet Cellular Inc. on Form S-8 of our report dated December 10, 1998, appearing in the Annual Report on Form 10-K of CommNet Cellular Inc. for the year ended September 30, 1998.


/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August  20, 1999